                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-3

                            REGISTRATION STATEMENT
                                     UNDER

                          THE SECURITIES ACT OF 1933

                             United Rentals, Inc.
            (Exact Name of Registrant as Specified in Its Charter)

                                   Delaware
        (State or Other Jurisdiction of Incorporation or Organization)

                                  06-1522496
                     (I.R.S. Employer Identification No.)

                          Four Greenwich Office Park
                         Greenwich, Connecticut 06830
                                (203) 622-3131
   (Address, Including Zip Code, and Telephone Number, Including Area Code,
                 of  Registrant's Principal Executive Offices)

                               Bradley S. Jacobs
                           Four Greenwich Office Park
                          Greenwich, Connecticut 06830
                                 (203) 622-3131
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                            of  Agent For Service)

 A copy of all communications, including communications sent to the agent for service, should be sent to:

        Joseph  Ehrenreich, Esq.                        Stephen M. Besen, Esq.
Ehrenreich Eilenberg Krause & Zivian LLP             Weil, Gotshal & Manges LLP
           11 East 44th Street                          767 Fifth Avenue
           New York, NY 10017                           New York, NY 10153
             (212) 986-9700                               (212) 310-8000


Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]


                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------
                                                  Proposed
Title of Each Class of                            Maximum
Securities to be         Amount to be             Aggregate             Amount of Registration
Registered               Registered (1)(2)        Offering Price(1)     Fee
---------------------    -----------------        -----------------     ----------------------
Common Stock, par
 value $0.01 per
 share
Debt Securities
Preferred Stock
----------------------------------------------------------------------------------------------
      Total                                       $750,000,000          $208,500
----------------------------------------------------------------------------------------------

(1) This aggregate public offering price of the securities registered hereby will not exceed $750,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies, including the European Currency Unit. Such aggregate public offering price is estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.

(2) This registration statement also covers such indeterminate number of shares of Common Stock and Preferred Stock and indeterminate amounts of Debt Securities as may be issued upon conversion of, or in exchange for, any other securities registered hereunder that provide for conversion or exchange into other securities. No separate consideration will be received for the Common Stock, Debt Securities or Preferred Stock identified in this footnote which may be issuable upon conversion of, or in exchange for, other securities.

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS


                                 $750,000,000

                             UNITED RENTALS, INC.


                                 Common Stock
                                Preferred Stock
                                Debt Securities
                           ------------------------



     United Rentals, Inc. may sell, from time to time, in one or more offerings:

        .  common stock

        .  preferred stock

        .  debt securities

     The total offering price of these securities, in the aggregate, will not exceed $750,000,000. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. You should read this prospectus and any supplements carefully before you invest.

     Our common stock is traded on the New York Stock Exchange under the symbol "URI."

     INVESTING IN THESE SECURITIES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this prospectus is January 4, 1999

             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements contained in, or incorporated by reference in, this prospectus are forward-looking in nature. Such statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or comparable terminology, or by discussions of strategy. You are cautioned that our business and operations are subject to a variety of risks and uncertainties and, consequently, our actual results may materially differ from those projected by any forward-looking statements. Certain of such risks and uncertainties are discussed below under the heading "Risk Factors." We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one of more offerings up to a total dollar amount of $750,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."


     We have filed as exhibits to the registration statement certain of the contracts and other documents that we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important, you should review the full text of these documents. The registration statement can be obtained from the SEC as indicated under the heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information can be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including our company.

                          INCORPORATION BY REFERENCE

     The SEC allows us to "incorporate by reference" the documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any information we incorporate in this manner is considered part of this prospectus. Any information we file with SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus.

     We incorporate by reference the following documents that we have filed with the SEC and any filings that we will make with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

     . Annual Report on Form 10-K for the year ended December 31,1997;

     . Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998,
       June 30, 1998 and September 30, 1998;

     . Current Report on Form 8-K dated January 27, 1998 and Amendment No. 1 thereto on Form 8-K/A dated February 4, 1998;

     . Current Report on Form 8-K dated June 18, 1998 and Amendment No. 1 thereto on Form 8-K/A dated July 21, 1998;

     . Current Report on Form 8-K dated June 19, 1998;

     . Current Report on Form 8-K dated July 21, 1998;

     . Current Report on Form 8-K dated August 7, 1998;

     . Current Report on Form 8-K dated September 16, 1998;

     . Current Report on Form 8-K dated October 9, 1998;

     . Current Report on Form 8-K dated December 15, 1998;

     . Current Report on Form 8-K dated December 24, 1998 ; and

     . Registration Statement on Form 8-A dated November 7, 1998 (filed on
       December 3, 1998) and Registration Statement on Form 8-A dated August 6, 1998.

     We will provide without charge, upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus. Requests should be directed to: United Rentals, Inc., Attention:
Corporate Secretary, Four Greenwich Office Park, Greenwich, Connecticut 06830, telephone number: (203) 622-3131.

                             UNITED RENTALS, INC.

GENERAL

     We are the largest equipment rental company in North America. We offer for rent a wide variety of equipment (on a daily, weekly, or monthly basis) and serve customers that include construction industry participants, industrial companies, homeowners and others. We also sell used equipment, act as a dealer for certain new equipment, and sell related merchandise and parts.

     Our executive offices are located at Four Greenwich Office Park, Greenwich, Connecticut 06830. Our telephone number is (203) 622-3131.

COMPETITIVE ADVANTAGES

     We believe that we benefit from the following competitive advantages:

     Low-Cost Purchasing. We have significant purchasing power due to our size and volume purchasing. As a result, we are able to buy new equipment at prices that are significantly lower than those generally available to smaller companies. We are also able to purchase many other products and services--such as insurance, telephone service and fuel--at attractive rates.

     Operating Efficiencies. We generally group our branches into clusters of 10 to 30 locations within a particular geographic region. Our information technology system links all branches within a cluster and enables each branch to track and access all equipment at any other branch within the cluster. We believe that our cluster strategy produces significant operating efficiencies, including the following:

   . the equipment within a cluster is marketed through multiple branches rather than a single branch--thereby increasing equipment utilization rates;

   . the equipment specialties of different branches are cross-marketed--thereby increasing revenues without increasing marketing expense; and

   . costs are reduced through the centralization of common functions such as payroll, credit and collection, and heavy maintenance.

     Full Range of Rental Equipment. We believe that we have one of the largest and most diverse equipment rental fleets in the industry. We believe that the size and diversity of our fleet provide significant advantages, including enabling us to:

   . serve a large and diverse customer base--thereby reducing dependence on any particular customer;

   . satisfy most or all of a customer's equipment rental needs--thereby increasing the revenues that can be generated from each customer;

   . attract customers by providing the benefit of "one-stop" shopping;

   . serve the needs of large customers--such as large industrial companies-- which require assurance that large quantities of diverse equipment will be available as required; and

   . minimize lost sales due to equipment being unavailable.


     Information Technology System. We have a modern information technology system designed to facilitate rapid and informed decision making. This system provides management with a wide range of real time operating and financial data- -including data relating to inventory, receivables, customers, vendors, fleet utilization and price and sales trends. This system also enables branch personnel to search for needed equipment throughout a geographic region, determine the closest location of such equipment and arrange for delivery to the customer's work site.

     Geographic Diversity. We believe that our geographic diversity should reduce our sensitivity to fluctuations in regional economic conditions and enable us to transfer equipment to regions where demand is increasing from regions where demand is flat or decreasing. We also believe that our geographic diversity and large network of branch locations provide significant operating advantages including the ability to service national accounts and access used equipment re-sale markets across the country.

     Experienced Management.   Our senior management team includes managers with
extensive experience in the equipment rental industry and others with proven track-records in other industries. Our senior management is supported by our branch managers who have substantial industry experience and knowledge of the local markets served. Our senior management is also supported by a team of acquisition specialists who are engaged full-time in evaluating acquisition candidates and executing our acquisition program.

                                  RISK FACTORS


     In addition to the other information in this document, you should carefully consider the following factors before making an investment.


SENSITIVITY TO CHANGES IN CONSTRUCTION AND INDUSTRIAL ACTIVITIES


     Our equipment is principally used in connection with construction and industrial activities. Consequently, a downturn in construction or industrial activity may lead to a decrease in demand for our equipment, which could adversely affect our business. We have identified below certain of the factors which may cause such a downturn either temporarily or long-term:

     . a general slow-down of the economy;

     . an increase in interest rates; or

     . adverse weather conditions which may temporarily affect a particular region.

ACQUIRED COMPANIES NOT HISTORICALLY OPERATED AS A COMBINED BUSINESS

     The businesses that we acquired have been in existence an average of 29 years and some have been in existence for more than 50 years. However, these businesses were not historically managed or operated as a single business. Although we believe that we can successfully manage and operate the acquired businesses as a single business, we cannot be certain of this.

LIMITED OPERATING HISTORY

     We commenced equipment rental operations in October 1997 with the acquisition of six well-established rental companies and have grown through a combination of internal growth, the acquisition of 85 additional companies (through January 4, 1999), and a merger in September 1998 with U.S. Rentals, Inc. Due to the relatively recent commencement of our operations, we have only a limited history upon which you can base an assessment of our business and prospects.

RISKS RELATING TO GROWTH STRATEGY

     Our growth strategy is to continue to expand through a combination of internal growth, a disciplined acquisition program and the opening of new rental locations. We have identified below some of the risks relating to our growth strategy:

     AVAILABILITY OF ACQUISITION TARGETS AND SITES FOR START-UP LOCATIONS. We may encounter substantial competition in our efforts to acquire additional rental companies and sites for start-up locations. Such competition could have the effect of increasing the prices that we will have to pay in order to acquire such businesses and sites. We cannot guarantee that any additional businesses or sites that we may wish to acquire will be available to us on terms that are acceptable to us.

     NEED TO INTEGRATE NEW OPERATIONS. Our ability to realize the expected benefits from completed and future acquisitions depends, in large part, on our ability to integrate the new operations with our existing operations in a timely and effective manner. We, accordingly, devote substantial efforts to the integration of new operations. We cannot, however, guarantee that these effort will always be successful. In addition, under certain circumstances, these efforts could adversely affect our existing operations.

      DEBT COVENANTS. Certain of the agreements governing our outstanding indebtedness provide that we may not make acquisitions unless certain financial conditions are satisfied or the consent of the lenders is obtained. Our ability to grow through acquisitions may be constrained as a result of these provisions.

     CERTAIN RISKS RELATED TO START-UP LOCATIONS. We expect that start-up locations may initially have a negative impact on our results of operations and margins for a number of reasons, including that (1) we will incur significant start-up expenses in connection with establishing each start-up location and (2) it will generally take some time following the commencement of operations for a start-up location to become profitable. Although we believe that start-ups can generate long-term growth, we cannot guarantee that any start-up location will become profitable within any specific time period, if at all.

DEPENDENCE ON ADDITIONAL CAPITAL TO FINANCE GROWTH

     We will require substantial capital in order to execute our growth strategy. We will require capital for, among other purposes, completing acquisitions, establishing new rental locations, and acquiring rental equipment. If the cash that we generate from our business, together with cash that we may borrow under our credit facility, is not sufficient to fund our capital requirements, we will require additional debt and/or equity financing. We cannot, however, be certain that any additional financing will be available or, if available, will be available on terms that are satisfactory to us. If we are unable to obtain sufficient additional capital in the future, our ability to implement our growth strategy could be limited.

POSSIBLE UNDISCOVERED LIABILITIES OF ACQUIRED COMPANIES

     Prior to making an acquisition, we seek to assess the liabilities of the target company that we will become responsible for as a result of the acquisition. Nevertheless, we may fail to discover certain of such liabilities. We seek to reduce our risk relating to these possible hidden liabilities by generally obtaining the agreement of the seller to reimburse us in the event that we discover any material hidden liabilities. However, this type of agreement, if obtained, may not fully protect us against hidden liabilities because (1) the seller's obligation to reimburse us is generally limited in duration and/or amount and (2) the seller may not have sufficient financial resources to reimburse us. Furthermore, when we acquire a public company (such as when we acquired U.S. Rentals) there is no seller from which to obtain this type of agreement.

DEPENDENCE ON MANAGEMENT

     We are highly dependent upon our senior management team. Consequently, our business could be adversely affected in the event that we lose the services of any member of senior management. Furthermore, if we lose the services of certain members of senior management, it is an event of default under the agreements governing our credit facility and certain of our other indebtedness, unless we appoint replacement officers satisfactory to the lenders within 30 days. We do not maintain "key man" life insurance with respect to members of senior management.

COMPETITION

     The equipment rental industry is highly fragmented and competitive. Our competitors include public companies or divisions of public companies; regional competitors which operate in one or more states; small, independent businesses with one or two rental locations; and equipment vendors and dealers who both sell and rent equipment directly to customers. We may in the future encounter increased competition from our existing competitors or from new companies. In addition, certain equipment manufacturers may commence (or increase their existing efforts relating to) renting and selling equipment directly to our customers.

QUARTERLY FLUCTUATIONS OF OPERATING RESULTS

     We expect that our revenues and operating results may fluctuate from quarter to quarter due to a number of factors, including:

     . seasonal rental patterns of our customers--with rental activity tending to be lower in the winter;

     . changes in general economic conditions in our markets, including changes in construction and industrial activities;

     . the timing of acquisitions, new location openings, and related expenditures;

     . the effect of the integration of acquired businesses and start-up locations;

     . the timing of expenditures for new equipment and the disposition of used equipment; and

     . price changes in response to competitive factors.

LIABILITY AND INSURANCE

     We are exposed to various possible claims relating to our business. These include claims relating to (1) personal injury or death caused by equipment rented or sold by us, (2) motor vehicle accidents involving our delivery and service personnel and (3) employment related claims. We carry a broad range of insurance for the protection of our asset and operations. However, such insurance may not fully protect us for a number of reasons, including:

     . our coverage is subject to a deductible of $1 million and limited to a maximum of $97 million per occurrence;

     . we do not maintain coverage for environmental liability, since we believes that the cost for such coverage is high relative to the benefit that it provides;

     . certain types of claims, such as claims for punitive damages or for damages arising from intentional misconduct, which are often alleged in third party lawsuits, might not be covered by our insurance; and

     . we cannot be certain that insurance will continue to be available to us on economically reasonable terms, if at all.

ENVIRONMENTAL AND SAFETY REGULATIONS

     Our equipment, facilities and operations are subject to certain federal, state and local laws and regulations relating to environmental protection and occupational health and safety. These include, among other things, laws and regulations governing wastewater discharges, the use, treatment, storage and disposal of solid and hazardous wastes and materials, air quality and the remediation of contamination associated with the release of hazardous substances. Under such laws, an owner or lessee of real estate may be liable for, among other things, (1) the costs of removal or remediation of certain hazardous or toxic substances located on, in, or emanating from, such property, as well as related costs of investigation and property damage and substantial penalties for violations of such laws, and (2) environmental contamination at facilities where its waste is or has been disposed. Such laws often impose such liability without regard to whether the owner or lessee knew of, or was responsible for, the presence of such hazardous or toxic substances. Our activities that are or may be impacted by these laws include, but are not limited to, the use of hazardous materials to clean and maintain equipment and the disposal of solid and hazardous waste and wastewater from equipment washing. In addition, we dispense petroleum products from underground and above-ground storage tanks located at certain rental locations and are required from time to time to remove or upgrade tanks in order to comply with applicable laws. Furthermore, we have acquired or leased certain locations which have or may have been contaminated by leakage from underground tanks or other sources and are in the process of assessing the nature of the required remediation. Based on the conditions currently known to us, we believe that any unreserved environmental remediation and compliance costs required with respect to those conditions will not have a material adverse affect on our business. However, we cannot be certain that there are no adverse environmental conditions that are not currently known to us, that all potential releases from underground storage tanks removed in the past have been identified, or that environmental and safety requirements will not become more stringent or be interpreted and applied more stringently in the future. If we are required to incur environmental compliance or remediation costs that are not currently anticipated by us, our business could be adversely affected depending on the magnitude of the cost.

CONCENTRATED CONTROL

     The executive officers and directors of our company own in the aggregate more than 50% of our outstanding common stock. As a result, these persons acting together may be able to elect the entire Board of Directors of our company and control its affairs.

RISKS RELATED TO INTERNATIONAL OPERATIONS

     Our operations outside the United States are subject to risks normally associated with international operations. These include the need to convert currencies, which could result in a gain or loss depending on fluctuations in exchange rates, and the need to comply with foreign laws.

YEAR 2000 ISSUES

     Our software vendors have informed us that our recently-installed information technology system is year 2000 compliant. We have, therefore, not developed any contingency plans relating to year 2000 issues and have not budgeted any funds for year 2000 issues. Although we believe that our system is year 2000 compliant, unanticipated year 2000 problems may arise which, depending on the nature and magnitude of the problem, could adversely affect our business. Furthermore, year 2000 problems involving third parties may have a negative impact on our customers or suppliers, the general economy or on the ability of businesses generally to receive essential services (such as telecommunications, banking services, etc.). Any such occurrence could adversely affect our business.

                                USE OF PROCEEDS

     Unless the accompanying prospectus supplement indicates otherwise, we expect to use the net proceeds from any sale of securities for our general corporate activities, which may include:

     . making acquisitions;

     . repaying, refinancing, redeeming or repurchasing existing indebtedness or capital stock;

     . making capital expenditures; or

     . funding working capital requirements.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table shows our ratio of earnings to fixed charges for certain periods. For purposes of calculating this ratio:

     . earnings consist of income before income taxes and extraordinary items plus fixed charges (but only to the extent that fixed charges were deducted in calculating income); and

     . fixed charges consist of interest expensed and capitalized; amortized premiums, discounts and capitalized expenses related to indebtedness; and our estimate of the interest portion of rental expense.

                                                                   Nine Months Ended
            Year Ended December 31,                                  September 30,
        -----------------------------------------------         ------------------------
        1993      1994       1995       1996       1997         1997             1998
        4.0x      4.5x       4.8x       4.0x       3.4x         3.2x             1.8x(a)

-------------------------
(a) Earnings during this period were impacted by merger-related expenses of $42.2 million. Excluding such expenses, the ratio of earnings to fixed charges during this period would have been 2.7x.

                 CERTAIN INFORMATION CONCERNING THE SECURITIES

     We have provided below certain general information concerning the securities that we may offer from time to time. Each time that we offer any of these securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered.

COMMON STOCK

     The holders of Common Stock:

     . are entitled to one vote per share;

     . do not have cumulative voting rights;

     . do not have preemptive rights;

     . are entitled to receive dividends, if any, that may be declared by the board of directors (subject to the rights of preferred stockholders); and

     . upon liquidation, dissolution or winding-up our business, are entitled to any assets remaining after we pay our creditors (subject to the rights of preferred stockholders).

PREFERRED STOCK

     We may issue preferred stock in one or more series. The Board of Directors will fix the terms of each series of preferred stock, including any rights relating to dividends, voting, conversion, redemption, and liquidation preference. Our Certificate of Incorporation authorizes the Board of Directors to fix the terms of each series of preferred stock without obtaining stockholder approval.

DEBT SECURITIES

     GENERAL

     We may offer senior notes or subordinated notes in one or more series. The senior notes and subordinated notes will be issued under separate indentures between us and a trustee to be selected. These two indentures are referred to together as the "Indentures," and the trustee under each indenture is referred to as the "Trustee."

     We have summarized selected provisions of the Indentures below. This summary is not complete. The forms of the Indentures have been filed as exhibits to the registration statement and you should read the Indentures for provisions that may be important to you. Capitalized terms that are used in the summary without being defined have the meanings specified in the Indentures.

     We have not yet fixed the specific terms of any series of notes. Prior to offering any series of notes, we will fix the terms of such series, including:

     . the title;

     . any limit on the amount that may be issued;

     . whether or not such series of notes will be issued in global form;

     . the maturity date(s);

     . the annual interest rate(s) (which may be fixed or variable) or the method for determining the rate(s) and the date(s) interest will begin to accrue, the date(s) interest will be payable and the regular record dates for interest payment dates or the method for determining such date(s);

     . the place(s) where payments shall be payable;

     . our right, if any, to defer payment of interest and the maximum length of any such deferral period;

     . the date, if any, after which, and the price(s) at which, such series of notes may, pursuant to any optional redemption provisions, be redeemed at our option, and other related terms and provisions;

     . the date(s), if any, on which, and the price(s) at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the Holder's option to purchase, such series of notes and other related terms and provisions;

     . the denominations in which such series of notes will be issued, if other than denominations of $1,000 and any integral multiple thereof; and

     . any other terms that are not inconsistent with the Indenture.

     RANKING

     The senior notes and the subordinated notes will be unsecured general obligations of our company. The senior notes will rank equally with all our other unsecured senior and unsubordinated debt. The subordinated notes will have a junior position to certain of our other indebtedness. The applicable prospectus supplement relating to each series of subordinated notes will describe the extent to which such notes will have such a junior position.

     We are a holding company and principally conduct our operations through our subsidiaries. The senior notes and the subordinated notes will be solely our obligation (that is the obligation of United Rentals, Inc.) and will not be the obligation of any of our subsidiaries. As a result, the holders of both the senior notes and the subordinated notes will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors and debt holders.

     The Indentures do not restrict us from issuing any other secured or unsecured debt.

     FORM, EXCHANGE, AND TRANSFER

     The notes of each series will be issuable only in fully registered form without coupons and, unless otherwise specified in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The Indentures will provide that notes of a series may be issuable in temporary or permanent global form and may be issued as book-entry securities that will be deposited with, or on behalf of, a depository named by us and identified in a prospectus supplement with respect to such series.

     Subject to the terms of the Indentures and the limitations applicable to global securities described in the applicable prospectus supplement:

     . at the option of the holder, notes of any series will be exchangeable for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount;

     . notes may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the Security Registrar) at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose.

     Unless otherwise provided in the notes to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. The Security Registrar and any transfer agent (in addition to the Security Registrar) initially designated by us for any series of notes will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

     If the notes of any series are to be redeemed, we will not be required to issue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such notes that may be selected for redemption and ending at the close of business on the day of such mailing. Furthermore, we will not be required to register the transfer of, or exchange any, notes so selected for redemption, in whole or in part, except the unredeemed portion of any such notes being redeemed in part.

     EVENTS OF DEFAULT UNDER THE INDENTURES

     The following are events of default under the Indentures with respect to any series of notes issued:

     . failure to pay interest when due and such failure continues for 90 days and the time for payment has not been extended or deferred;

     . failure to pay the principal (or premium, if any) when due;

     . failure to observe or perform any other covenant contained in the notes or the Indentures (other than a covenant specifically relating to another series of notes), and such failure continues for 90 days after we receive notice from the Trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of that series; and

     . certain events of bankruptcy, insolvency or reorganization of our company.

     If an event of default with respect to the notes of any series occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series, by notice in writing to us (and to the Trustee if notice is given by such holders), may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. Subject to certain conditions, the holders of a majority in aggregate principal amount of the outstanding notes of that series, by written notice to us and the Trustee, may rescind and annul such declaration.

     Subject to the terms of the Indentures, if an event of default under an Indenture shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the Trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the notes of that series, provided that:

     . the direction is not in conflict with any law or the applicable
       Indenture;

     . the Trustee may take any other action deemed proper by it which is not inconsistent with such direction; and

     . subject to its duties under the Trust Indenture Act of 1939, the Trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

     A holder of the notes of any series will only have the right to institute a proceeding under the Indentures or to appoint a receiver or trustee, or to seek other remedies if:

     . the holder has given written notice to the Trustee of a continuing event of default with respect to that series;

     . the holders of at least 25% in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity to the Trustee, to institute such proceedings as Trustee; and

     . the Trustee does not institute such proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of that series other conflicting directions within 60 days after such notice, request and offer.

These limitations do not apply to a suit instituted by a holder of notes if we default in the payment of the principal, premium, if any, or interest on, the notes.

     CONSOLIDATION, MERGER OR SALE

   The Indentures do not restrict our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor or acquirer of such assets must assume all of our obligations under the Indentures.

     MODIFICATION OF INDENTURE; WAIVER

     The Company and the Trustee may change an Indenture without the consent of any holders with respect to certain matters. These matters include (1) fixing any ambiguity, defect or inconsistency in such Indenture and (2) changing anything that does not materially adversely affect the interests of any holder of notes of any series.

     In addition, under the Indentures, the rights of holders of a series of notes may be changed by us and the Trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. However, the following changes may only be made with the consent of each holder of any outstanding notes affected (1) extending the fixed maturity of such series of notes, (2) reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any such notes or (3) reducing the percentage of notes, the holders of which are required to consent to any amendment.

     INFORMATION CONCERNING THE TRUSTEE

     The Trustee, other than during the occurrence and continuance of an event of default under an Indenture, undertakes to perform only such duties as are specifically set forth in the Indentures and, upon an event of default under an Indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Trustee is under no obligation to exercise any of the powers given it by the Indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. The Trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

     PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any notes on any interest payment date will be made to the person in whose name such notes (or one or more predecessor securities) are registered at the close of business on the regular record date for such interest.

     Principal of and any premium and interest on the notes of a particular series will be payable at the office of the paying agents designated by us, except that interest payments may be made by check mailed to the holder.
Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee in the City of New York will be designated as our sole paying agent for payments with respect to notes of each series. Any other paying agents initially designated by us for the notes of a particular series will be named in the applicable prospectus supplement. We will be required to maintain a paying agent in each place of payment for the notes of a particular series.

     All moneys paid by us to a paying agent or the Trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

     GOVERNING LAW

     The Indentures and the notes will be governed by and construed in accordance with the laws of the State of New York except to the extent that the Trust Indenture Act of 1939 shall be applicable.

                              PLAN OF DISTRIBUTION

     We may sell the securities being offered hereby (1) directly to purchasers,
(2) through agents, (3) through dealers or (4) through underwriters. We and our agents and underwriters may sell the securities being offered hereby from time to time in one or more transactions:

     .  at a fixed price or prices, which may be changed;

     .  at market prices prevailing at the time of sale;

     .  at prices related to such prevailing market prices; or

     .  at negotiated prices.

     Each time that we offer securities, we will disclose in the related prospectus supplement the terms of the offering of the securities, including the name or names of any underwriters or agents, the purchase price of such securities and the proceeds to us from such sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

     If underwriters are used in the sale, the underwriters will acquire the securities for their own account and they may resell the securities, from time to time, in one or more transactions. Underwriters may receive compensation from us in the form of discounts or commissions, and to the extent they act as agents, they may also receive commissions from the purchasers of securities. Underwriters also may sell securities to or through dealers. Dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters, and to the extent they act as agents, commissions from the purchasers of securities.

     We may enter into agreements with underwriters and agents which require us to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments which the underwriters or agents may be required to make in respect of these liabilities.

     Underwriters and agents may engage in transactions with us or perform services for us in the ordinary course of business.

     Each series of securities will be a new issue of securities and will have no established trading market, with the exception of our common stock which is listed on the NYSE. We will list any common stock that we sell on the NYSE. If we sell securities through underwriters, the underwriters may make a market in such securities. However, they will not be obligated to do so and may discontinue any market making at any time without notice. If we offer securities other than common stock, we may elect to list such securities on a securities exchange, but we are not obligated to do so.

     Any underwriter may engage in over-allotment, stabilizing and syndicate short covering transactions and penalty bids in accordance with Regulation M of the Securities Exchange Act of 1934. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by such dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

                                 LEGAL MATTERS

     Certain legal matters relating to the securities being offered will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York, and Ehrenreich Eilenberg Krause & Zivian LLP, New York, New York.

                                    EXPERTS

     Ernest & Young LLP, independent auditors, have audited the following financial statements, as set forth in their reports, which are incorporated in this prospectus by reference:

     . the consolidated financial statements of United Rentals, Inc. as of December 31, 1997 and 1996 and for each of the two years in the period ended December 31, 1997 and 1996 included in the Company's Current Report on Form 8-K dated December 15, 1998;

     . the financial statements of Mission Valley Rentals, Inc. at June 30, 1996 and 1997 and for the years then ended included in the Company's Current Report on Form 8-K/A dated February 4, 1998;

     . the financial statements of Power Rental Co. Inc. at July 31, 1997 and for the year then ended, included in the Company's Current Report on Form 8-K/A dated July 21, 1998 and in the Company's Current Report on Form 8-K dated December 24,1998;

     . the combined financial statements of Valley Rentals, Inc. at December 31, 1997 and for the year then ended, and the financial statements of J&J Rental Services, Inc., at December 31, 1996 and October 22, 1997 and for each of the two years in the period ended December 31, 1996, the six months ended June 30, 1997 and for the period from July 1, 1997 to October 22, 1997, the financial statements of Bronco Hi-Lift, Inc. at December 31, 1996 and October 24, 1997 and for each of the two years in the period ended December 31, 1996 and for the period from January 1, 1997 to October 24,

1997, the financial statements of Pro Rentals, Inc. at December 31, 1997 and for the year then ended, the combined financial statements of Able Equipment Rental, Inc. at December 31, 1997 and for the year then ended, the combined financial statements of Channel Equipment Holding, Inc. at December 31, 1997 and for the year then ended, the financial statements of ASC Equipment Company at December 31, 1997 and for the year then ended, and the combined financial statements of Adco Equipment, Inc. at December 31, 1997 and for the year then ended, included in the Company's Current Report on Form 8-K dated December 24,1998, these financial statements are incorporated by reference in reliance on their reports, given on their authority as experts in accounting and auditing.

     The consolidated statements of income, of cash flows and of changes in stockholders' equity of United Rentals (North America), Inc. for the year ended December 31, 1995, included in the Company's Current Report on Form 8-K dated December 15, 1998, and the financial statements of U.S. Rentals, Inc. at December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, incorporated by reference in the Company's Current Report on Form 8-K dated October 9, 1998, have been audited by PricewaterhouseCoopers LLP, independent accountants, as set forth in their reports thereon included therein, and are incorporated by reference herein in reliance on such reports given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of A&A Tool Rentals & Sales, Inc. and subsidiary as of October 19, 1997 and October 31, 1996, and for the period from November 1, 1996 to October 19, 1997 and for the years ended October 31, 1996 and 1995, included in the Company's Current Report on Form 8-K dated December 24, 1998, have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as set forth in their report thereon included therein, and are incorporated by reference herein in reliance on such report given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of MERCER Equipment Company included in the Company's Current Report on Form 8-K dated December 24, 1998 have been audited by Webster Duke & Co., independent auditors, as set forth in their reports thereon included therein, and are incorporated by reference herein in reliance on such reports given upon the authority of such firm as experts in accounting and auditing.

     The combined financial statements of Coran Enterprises, Inc. (dba A-1 Rents) and Monterey Bay Equipment Rental, Inc. included in the Company's Current Report on Form 8-K dated December 24, 1998 have been audited by Grant Thornton LLP, independent auditors, as set forth in their report thereon appearing therein, and are incorporated by reference herein in reliance on such report given upon the authority of such firm as experts in accounting and auditing.

     The combined financial statements of BNR Group of Companies as of March 31, 1996 and 1997 and for the years ended March 31, 1996 and 1997 included in the Company's Current Report on Form 8-K/A dated February 4, 1998; and the consolidated financial statements of Perco Group Ltd. as of December 31 1997 and for the year ended December 31, 1997, included in the Company's Current Report on Form 8-K dated December 24, 1998, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent chartered accountants, appearing therein and upon the authority of such firm as experts in accounting and auditing.

     The audited financial statements of Access Rentals, Inc. and Subsidiary and Affiliate, included in the Company's Current Report on Form 8-K/A dated February 4, 1998, have been incorporated by reference herein in reliance upon the report of Battaglia, Andrews & Moag, P.C., independent certified public accountants, 210 East Main Street, Batavia, New York 14020, for the periods indicated, given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of West Main Rentals & Sales, Incorporated as of December 31, 1997, and the year then ended, included in the Company's Current Report on Form 8-K dated December 24, 1998, have been incorporated by reference herein in reliance upon the report of Moss Adams LLP, independent certified public accountants, appearing therein and upon the authority of such firm as experts in accounting and auditing.

     The combined financial statements of Equipment Supply Co., Inc. and Affiliates as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, included in the Company's Current Reports on Form 8-K dated July 21, 1998 and December 24, 1998, have been audited by BDO Seidman, LLP independent certified public accountants, as set forth in their report thereon included therein, and are incorporated by reference herein in reliance on such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of McClinch Inc. and subsidiaries as of January 31, 1998 and August 31, 1998, and for the year ended January 31, 1998 and the financial statements of McClinch Equipment Services, Inc. as of December 31, 1997 and August 31, 1998, and for the year ended December 31, 1997, included in the Company's Current Report on Form 8-K dated December 24, 1998, have been audited by PricewaterhouseCoopers L.L.P., independent accountants, as set forth in their reports thereon included therein, and are incorporated by reference herein in reliance on such reports given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Lift Systems, Inc. as of December 31, 1997 and the year then ended included in the Company's Current Report on Form 8-K dated December 24, 1998 are incorporated by reference herein in reliance upon the report of Altschuler, Melvoin and Glasser LLP, independent accountants, appearing therein and upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Reitzel Rentals Ltd. as of February 28, 1998 and for the year ended February 28, 1998, included in the Company's Current Report on Form 8-K dated December 24, 1998, have been audited by PricewaterhouseCoopers LLP, independent chartered accountants, as set forth in their report thereon included therein, and are incorporated by reference herein in reliance on such report given upon the authority of such firm as experts in accounting and auditing.

     The combined financial statements of Grand Valley Equipment Co., Inc. and Kubota of Grand Rapids, Inc. as of December 31, 1997, and the year then ended, included in the Company's Current Report on Form 8-K dated December 24, 1998, have been audited by Beene Garter LLP, independent certified public accountants, as set forth in their report thereon included therein, and are incorporated by reference herein in reliance on such given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Paul E. Carlson, Inc. (d/b/a/ Carlson Equipment Company) as of February 28, 1998, and for the year then ended, included in the Company's Current Report on Form 8-K dated December 24, 1998, have been audited by McGladrey & Pullen, LLP, independent auditors, as stated in their report appearing therein, and are incorporated by reference herein in reliance on such report given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Industrial Lift, Inc. as of December 31, 1997 and 1996 and the years then ended included in the Company's Current Report on Form 8-K dated December 24, 1998 are incorporated by reference herein in reliance upon the report of Schalleur & Surgent, LLC, independent auditors, appearing therein and upon the authority of such firm as experts in accounting and auditing.

                                    PART II

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses of the Registrant in connection with the distribution of the securities being registered hereunder are set forth below and will be borne by the Registrant. All expenses are estimated other than the SEC registration fee.

Securities and Exchange Commission registration fee..........................         $   208,000

Printing and engraving expenses..............................................             300,000

Accounting fees and expenses.................................................             100,000

Legal fees and expenses......................................................             100,000

Rating agency fees...........................................................             175,000

Trustees' fees...............................................................             25,000

Miscellaneous................................................................             92,000
                                                                                          ------
     Total...................................................................         $1,000,000
                                                                                      ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Certificate of Incorporation (the "Certificate") of the United Rentals, Inc. (the "Company") provides that a director will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (the "Delaware Law"), which concerns unlawful payments of dividends, stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware Law is subsequently amended to permit further limitation of the personal liability of directors, the liability of a director of the Company will be eliminated or limited to the fullest extent permitted by the Delaware Law as amended.

     The Registrant, as a Delaware corporation, is empowered by Section 145 of the Delaware Law, subject to the procedures and limitation stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the Registrant. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Company has entered into indemnification agreements with its directors and officers. In general, these agreements require the Company to indemnify each of such persons against expenses, judgments, fines, settlements and other liabilities incurred in connection with any proceeding (including a derivative action) to which such person may be made a party by reason of the fact that such person is or was a director, officer or employee of the Company or guaranteed any obligations of the Company, provided that the right of an indemnitee to receive indemnification is subject to the following limitations: (i) an indemnitee is not entitled to indemnification unless he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful and (ii) in the case of a derivative action, an indemnitee is not entitled to indemnification in the event that he is judged in a final non-appealable decision of a court of competent jurisdiction to be liable to the Company due to willful misconduct in the performance of his duties to the Company (unless and only to the extent that the court determines that the indemnitee is fairly and reasonably entitled to indemnification).

     Pursuant to Section 145 of the Delaware Law, the Registrant has purchased insurance on behalf of its present and former directors and officers against any liability asserted against or incurred by them in such capacity or arising out of their status as such.


Item 16.  Exhibits.

           1.1......  The form of Underwriting Agreement will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.

           4.1......  Amended and Restated Certificate of Incorporation
                      of the Registrant dated August 5, 1998
                      (incorporated by reference to Exhibit 3.1 to the Registrant's Report on Form 10-Q for the quarterly period ended June 30, 1998)

           4.2......  Certificate of Amendment to the Registrant's
                      Certificate of Incorporation dated September 29,
                      1998

           4.3......  By-laws of the Registrant (incorporated by
                      reference to Exhibit 3.2 to the Registrant's Report on Form 10-Q for the quarterly period ended June 30, 1998)

           4.4......  Form of Senior Indenture

           4.5......  Form of Subordinated Indenture

           4.6......  The form of each series of notes issued hereunder will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.

           4.7......  The form of any certificate of designation with respect to any preferred stock issued hereunder will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.

           5.1......  Opinion of Ehrenreich Eilenberg Krause & Zivian LLP


          12.1......  Statement re: Computation of Ratio of Earnings to
                      Fixed Charges.

         23.1......  Consent of Ehrenreich Eilenberg Krause & Zivian LLP
                     (included in Exhibit 5.1)

         23.2......  Consent of Ernst & Young LLP

         23.3......  Consent of PricewaterhouseCoopers LLP

         23.4......  Consent of KPMG Peat Marwick LLP

         23.5......  Consent of Webster Duke & Co.

         23.6......  Consent of Grant Thornton LLP

         23.7......  Consent of KPMG LLP


         23.8......  Consent of Battaglia, Andrews & Moag, P.C.

         23.9......  Consent of Moss Adams LLP

        23.10......  Consent of  BDO Seidman LLP

        23.11......  Consent of PricewaterhouseCoopers LLP

        23.12......  Consent of Altschuler, Melvoin and Glasser LLP

        23.13......  Consent of PricewaterhouseCoopers LLP

        23.14......  Consent of Beene Garter LLP

        23.15......  Consent of  McGladrey & Pullen LLP

        23.16......  Consent of  Schalleur & Surgent, LLC

        23.17......  Consent of KPMG LLP

        24.1.......  Power of Attorney (included in Part II of the Registration
                     Statement under the caption "Signatures")

        25.1.......  Statement of Eligibility on Form T-1 under the
                     Trust Indenture Act of 1939, as amended, of          , as
                     Trustee under the Senior Indenture (to be filed by amendment)

        25.2.......  Statement of Eligibility on Form T-1 under the
                     Trust Indenture Act of 1939, as amended, of          , as
                     Trustee under the Senior Indenture (to be filed by amendment)

ITEM 17.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

   . (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     . (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     . (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d)  The undersigned registrant hereby undertakes that:


     (i) For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustees under the Indentures to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenwich, Connecticut, on the 4th day of January, 1999.


                                    United Rentals, Inc.



                                    By:/s/ Michael J. Nolan
                                       ------------------------------
                                       Michael J. Nolan
                                       Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated. Each person whose signature appears below hereby authorizes Bradley S. Jacobs, John N. Milne and Michael J. Nolan and each with full power of substitution, to execute in the name and on behalf of such person any amendment or any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the Registrant deems appropriate, and appoints each of Bradley S. Jacobs, John N. Milne and Michael J. Nolan, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.


     Bradley S. Jacobs


     /s/ Bradley S. Jacobs
     ---------------------
     Bradley S. Jacobs
     Chairman, Chief Executive Officer and Director (Principal Executive
     Officer)

     January 4, 1999


     Wayland R. Hicks

     /s/ Wayland R. Hicks
     --------------------
     Wayland R. Hicks, Director
     January 4, 1999

     John N. Milne


     /s/ John N. Milne
     -----------------
     John N. Milne, Director
     January 4, 1999



     William F. Berry

     /s/ William F. Berry
     --------------------
     William F. Berry, Director
     January 4, 1999


     John S. McKinney

     /s/ John S. McKinney
     --------------------
     John S. McKinney, Director
     January 4, 1999



     ----------------------
     Richard D. Colburn, Director
     January  , 1999


     Ronald M. DeFeo


     /s/ Ronald M. DeFeo
     -------------------
     Ronald M. DeFeo, Director
     January 4, 1999



     Richard J. Heckmann


     -----------------------
     Richard J. Heckmann, Director
     January  , 1999


     Gerald Tsai, Jr.


     --------------------
     Gerald Tsai, Jr., Director
     January  , 1999

     Christian M. Weyer


     /s/ Christian M. Weyer
     ----------------------
     Christian M. Weyer, Director
     January 4, 1999



     Michael J. Nolan


     /s/ Michael J. Nolan
     --------------------
     Michael J. Nolan, Chief Financial Officer
     (principal financial officer)
     January 4, 1999


     Sandra E. Welwood


     /s/ Sandra E. Welwood
     ---------------------
     Sandra E. Welwood, Vice President Controller
     (principal accounting officer)
     January 4, 1999